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                                                                    EXHIBIT 10.4
                     CHANGE IN CONTROL SEVERANCE AGREEMENT
                     -------------------------------------

     THIS CHANGE IN CONTROL SEVERANCE AGREEMENT (the "Agreement") is made and entered into as of this ___ day of __________, 199_ by and between Manufacturers Bank (the "Bank") and Howard Jaffe (the "Employee").

     WHEREAS, the Employee has been employed by Avondale Federal Savings Bank ("Avondale Bank") and is a party to a severance agreement with Avondale Bank's's parent company, Avondale Financial Corp. ("Avondale Financial"), and its subsidiaries dated December 1, 1997 (the "Prior Severance Agreement");

     WHEREAS, upon the merger of Avondale Bank into the Bank (the "Bank Merger"), the Employee is employed as _____________ of the Bank;

     WHEREAS, in consideration of the Bank's entering this Agreement, the Employee is willing to forego any rights under the Prior Severance Agreement;

     WHEREAS, the board of directors of the Bank recognizes that, as is the case with publicly held corporations generally, the possibility of a change in control of the parent company of the Bank, MB Financial Inc. (the "Company"), and/or the Bank may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of key management personnel to the detriment of the Company, the Bank and their respective stockholders; and

     WHEREAS, the board of directors of the Bank believes it is in the best interests of the Bank, to enter into this Agreement with the Employee in order to assure continuity of management of the Bank, and to reinforce and encourage the continued attention and dedication of the Employee to the Employee's assigned duties without distraction in the face of potentially disruptive circumstances arising from the possibility of a change in control of the Company or the Bank, although no such change is now contemplated; and

     WHEREAS, the board of directors of the Bank has approved and authorized the execution of this Agreement with the Employee to take effect as stated in
Section 2 hereof;

     NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein, it is AGREED as follows:

     1.   Definitions.
          -----------

               (a) The term "Change in Control" means (1) an event of a nature that (i) results in a change in control of the Company or the Bank within the meaning of the Bank Holding Company Act of 1956, as amended and 12 C.F.R. Part 225 (or any successor statute or regulation) or (ii) requires the filing of a notice with the Federal Deposit Insurance Corporation under 12 U.S.C. (S)1817(j) and 12 C.F.R. Part 303 (or any successor statute or regulation); (2) an event that would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the Effective Date, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the
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"Exchange Act"), other than an event at the completion of which the stockholders of the Company hold more than 40% of the outstanding stock of the resulting entity; (3) any person (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company or the
Bank representing 25% or more of the combined voting power of the Company's or the Bank's outstanding securities, except by reason of the merger of Coal City Corporation into Avondale Financial (the "Holding Company Merger"); (4) individuals who are members of the Board of Directors of the Company immediately following consummation of the Holding Company Merger (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that
                                                                -------------
any person becoming a director subsequently whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the nominating committee serving under an Incumbent Board, shall be considered a member of the Incumbent Board; or (5) consummation of a plan of reorganization, merger, consolidation, sale of all or substantially all of the assets of the Company or a similar transaction in which the Company is not the resulting entity, other than an event at the completion of which the stockholders of the Company hold more than 40% of the outstanding stock of the resulting entity; provided that the term "change in control" shall not include an acquisition of
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securities by an employee benefit plan of the Bank or the Company.

            (b) The term "Consolidated Subsidiaries" means any subsidiary or subsidiaries of the Company (or its successors) that are part of the consolidated group of the Company (or its successors) for federal income tax reporting.

            (c) The term "Date of Termination" means the date upon which the Employee's employment with the Bank ceases.

            (d) The term "Effective Date" means the date of consummation of the Bank Merger.

            (e) The term "Involuntary Termination" means the termination of the employment of Employee (i) by the Bank without the Employee's express written consent; or (ii) by the Employee by reason of a material diminution of or interference with the Employee's duties and responsibilities as specified in Exhibit A to this Agreement, or benefits, including (without limitation) any of the following actions unless consented to in writing by the Employee: (1) a change in the principal workplace of the Employee to a location outside of a 50 mile radius of the Bank's headquarters office as of the date of this Agreement, except for reasonable travel on Company or Bank business; (2) a material demotion of the Employee; (3) a material reduction in the number or seniority of personnel reporting to the Employee or a material reduction in the frequency with which, or in the nature of the matters with respect to which such personnel are to report to the Employee, other than as part of a Bank- or Company-wide reduction in staff; (4) a reduction in the Employee's salary or a material adverse change in the Employee's perquisites, benefits, contingent benefits or vacation, other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of the Company or the Bank; or (5) a material permanent increase in the required hours of work or the workload of the Employee. The term "Involuntary Termination" does not include Termination for Cause, termination of employment due to death or permanent disability, retirement or suspension or temporary or permanent prohibition

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from participation in the conduct of the Bank's affairs under Section 8 of the
Federal Deposit Insurance Act (the "FDIA").

            (f) The terms "Termination for Cause" and "Terminated For Cause" mean termination of the employment of the Employee with the Bank, because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or cease-and-desist order, or (except as provided below) material breach of any provision of this Agreement. Notwithstanding the foregoing, the Employee shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the board of directors of the Bank, at a meeting of the board duly called and held for such purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard before the board), stating that in the good faith opinion of the board the Employee has engaged in conduct described in the preceding sentence and specifying the particulars thereof in detail.

     2.  Term; Forfeiture of Prior Severance Agreement.  The term of this
         ---------------------------------------------
Agreement shall be the period of three years commencing on the Effective Date, subject to earlier termination as provided herein. On the first anniversary of the Effective Date and on each anniversary thereafter, the term of this Agreement shall be extended for a period of one year in addition to the then-remaining term of this Agreement, if the board of directors of the Bank approves such extension. In consideration of the Bank's entering into this Agreement, the Employee agrees to forfeit any rights under the Prior Severance Agreement and to make no claim thereunder against the Company, any of its subsidiaries, or the Bank.

     3.  Severance Benefits Payable Upon Involuntary Termination Following
         -----------------------------------------------------------------
Change in Control.
-----------------

            (a)  Change in Control.  In the event of Involuntary Termination in
                 -----------------
connection with or within 12 months after the Bank Merger or after a Change in Control which occurs at any time following the Effective Date and during the term of this Agreement, the Bank shall (i) pay to the Employee in a lump sum in cash within 25 business days after the Date of Termination an amount equal to 200% of the Employee's "base amount" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"); and (ii) provide to the Employee so long as the Employee lives during the 24 months following the date on which the employment of the Employee terminates substantially the same group life insurance, hospitalization, medical, dental, prescription drug and other health benefits, and long-term disability insurance (if any) for the benefit of the Employee and the Employee's dependents and beneficiaries who would have been eligible for such benefits if the Employee had not suffered Involuntary Termination, on terms substantially as favorable to the Employee, including amounts of coverage and deductibles and other costs to him, as if the Employee had not suffered Involuntary Termination.

            (b)  Reduction of Benefits.  Notwithstanding any other provision of
                 ---------------------
this Agreement, if payments and the value of benefits received or to be received under this Agreement, together with any other amounts and the value of benefits received or to be received by the Employee, would cause

                                       3
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any amount to be nondeductible by the Company or any of the Consolidated
Subsidiaries for federal income tax purposes pursuant to or by reason of Section 280G of the Code, then payments and benefits under this Agreement shall be reduced (not less than zero) to the extent necessary so as to maximize amounts and the value of benefits to be received by the Employee without causing any amount to become nondeductible pursuant to or by reason of Section 280G of the Code. The Employee shall determine the allocation of such reduction among payments and benefits to the Employee.

     4.  Termination and Suspension of Agreement.
         ---------------------------------------

            (a) If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the affairs of the Bank by a notice served under
Section 8(e)(3) or (g)(1) of the FDIA, 12 U.S.C. (S) 1818(e)(3) or (g)(1), the
obligations of the Bank under this Agreement shall be suspended as of the date of service of the notice, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank, in its discretion, may reinstate the obligations which were suspended.

            (b) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) or (g)(1) of the FDIA, 12 U.S.C. (S) 1818(e)(4) or (g)(1), all
obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

            (c) If the Bank is in default (as defined in Section 3(x)(1) of the FDIA, 12 U.S.C. (S) 1813(x)(1)), all obligations of the the Bank under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of the contracting parties.

            (d) All obligations of the Bank shall terminate at such time as the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under Section 13(c) of the FDIA, 12 U.S.C. (S) 1823(c), or determines that the Bank is in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

     5.  Attorneys' Fees.  In the event the Bank exercises its right of
         ---------------
Termination for Cause, but it is determined by a court of competent jurisdiction that cause did not exist for such termination, or if in any event it is determined by any such court that the Bank has failed to make timely payment of any amounts owed to the Employee under this Agreement, the Employee shall be entitled to reimbursement for all reasonable costs, including attorneys' fees, incurred in challenging such termination or collecting such amounts. Such reimbursement shall be in addition to all rights to which the Employee is otherwise entitled under this Agreement.

     6.  No Mitigation.  The Employee shall not be required to mitigate the
         -------------
amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by the Employee as the result of employment by another employer or by retirement benefits after the Date of Termination or otherwise.

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     7.  Regulatory Compliance.  Any payments or benefits to the Employee
         ---------------------
pursuant to this Agreement are subject to compliance with 12 U.S.C. (S) 1828(k) and any regulations promulgated thereunder.

     8.  No Assignments.
         --------------

            (a) This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other parties; provided, however, that the Bank shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) by an assumption agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform it if no such succession or assignment had taken place. Failure to obtain such an assumption agreement prior to the effectiveness of any such succession or assignment shall be a breach of this Agreement and shall entitle the Employee to compensation and benefits from the Bank in the same amount and on the same terms as the compensation pursuant to Section 3 of this Agreement. For purposes of implementing the provisions of this Section 8(a), the date on which any such succession becomes effective shall be deemed the Date of Termination.

            (b) This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     9.  Notice.  For the purposes of this Agreement, notices and all other
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communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, to the Bank at its headquarters office, to the attention of the board of directors with a copy to the Secretary of the Bank, or, if to the Employee, to such home or other address as the Employee has most recently provided in writing to the Bank.

     10. Amendments.  No amendments or additions to this Agreement shall be
         ----------
binding unless in writing and signed by both parties, except as herein otherwise provided.

     11. Headings.  The headings used in this Agreement are included solely
         --------
for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

     12. Severability. The provisions of this Agreement shall be deemed
         ------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     13. Governing Law. This Agreement shall be governed by the laws of the
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State of Illinois.

     14. Successors to Code Sections.  All provisions of this Agreement
         ---------------------------
referring to sections of the U.S.C. (United State Code) or to the Internal Revenue Code shall be deemed to refer to successor code sections in the event of renumbering of code sections.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                             Manufacturers Bank

                                             ____________________________
                                             By:
                                             Its:



                                             Employee

                                             ____________________________
                                             Howard Jaffe

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                                                                       EXHIBIT A

     During the term of this Agreement, the duties and responsibilities of the Employee shall be the management and operations of:

     1.  the finance and accounting department of the Bank and the Company,

     2. the treasury and investment securities portfolio of the Bank and the Company

     3. the information systems and analysis departments of the Bank and the Company,

     4.  investor relations and holding company administration,

     5.  the planning and analysis functions of the Bank and the Company,

     6.  the internal auditing department of the Bank and the Company, and

     7.  the brokerage division of the Bank.

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